CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS AMG FUNDS: GW&K MUNICIPAL ENHANCED YIELD FUND, GW&K MUNICIPAL BOND FUND, GW&K SMALL-CAP EQUITY FUND, RENAISSANCE LARGE CAP GROWTH FUND, TIMESSQUARE SMALL CAP GROWTH FUND, TIMESSQUARE MID CAP GROWTH FUND, TIMESSQUARE INTERNATIONAL SMALL CAP FUND, SKYLINE SPECIAL EQUITIES PORTFOLIO, YACKTMAN FUND AND YACKTMAN FOCUSED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 4, 2013	/s/ Keitha L. Kinne
Keitha L. Kinne
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS AMG FUNDS: GW&K MUNICIPAL ENHANCED YIELD FUND, GW&K MUNICIPAL BOND FUND, GW&K SMALL-CAP EQUITY FUND, RENAISSANCE LARGE CAP GROWTH FUND, TIMESSQUARE SMALL CAP GROWTH FUND, TIMESSQUARE MID CAP GROWTH FUND, TIMESSQUARE INTERNATIONAL SMALL CAP FUND, SKYLINE SPECIAL EQUITIES PORTFOLIO, YACKTMAN FUND AND YACKTMAN FOCUSED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 4, 2013	/s/ Donald S. Rumery
Donald S. Rumery
Chief Financial Officer